United States Securities and Exchange Commission
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)

Delaware	61-1552209
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No)

110 S. Poplar Street, Suite 101
Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box ☑
Securities Act registration statement file number to which this from relates (if applicable): 333-149881
Securities to be registered pursuant to Section 12(g) of the Act:
Units of Limited Partner Interests

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the Units of Limited Partner Interests (the “Units”) in LEAF Equipment Finance Fund 4, L.P., a Delaware limited partnership (the “Partnership”). A description of the Units is set forth in the Partnership’s prospectus dated August 12, 2008, and the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), attached as Exhibit 3.1 hereto. The Partnership’s prospectus was filed with the Securities and Exchange Commission on August 19, 2008.
Item 2: Exhibits
3.1	Amended and Restated Agreement of Limited Partnership for LEAF Equipment Finance Fund 4, L.P.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEAF Equipment Finance Fund 4, L.P. By: LEAF Asset Management, LLC, its general partner

Date: May 8, 2009

	By:	/s/ Robert K. Moskovitz

Robert K. Moskovitz
Chief Financial Officer